UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

Apptigo International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-186330	99-0382426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

61 Venetian Way Suite 33B Miami Beach, FL 33133
(Address of principal executive offices)

Registrant’s telephone number, including area code: (844)-277-8446

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The 3.5-for-one forward stock split of the Company’s outstanding common shares became effective at the open of business on June 30, 2014. The new trading symbol for the common stock will be BALID and the “D” will be removed in 20 business days, after which the trading symbol will be APPG.

As a result of the forward stock split, the number of outstanding shares of common stock was increased from 8,250,000 to 28,875,000, and the 145,000 outstanding shares of Series A Convertible Preferred Stock will be convertible into 15,925,000 rather than 4,550,000 as a result of the forward stock split.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apptigo International, Inc.
Date: April 30, 2014	By:	/s/ Casey Cordes
Casey Cordes, Chief Executive Officer
	By:	/s/ David Steinberg
David Steinberg, President and Treasurer